Exhibit 99.1

Inventure Foods Reports First Quarter 2017 Financial Results

Company Makes Progress on Efforts to Return to Profitability

And announces extension on certain debt requirements

PHOENIX, May 11, 2017 (GLOBE NEWSWIRE) — Inventure Foods, Inc. (NASDAQ: SNAK) (“Inventure Foods” or the “Company”), a leading specialty food marketer and manufacturer, today reported financial results for the first quarter ended April 1, 2017.

First Quarter 2017 Highlights:

•                  Snack segment net revenues increased 5.1% to $26.2 million

•                  Boulder Canyon brand net revenues increased 15.3%; Boulder Canyon snack net revenues increased 11.5%

•                  Snack premium private label net revenues increased 22.8%

•                  Gross profit as a percentage of net revenues increased 100 basis points to 17.2%

•                  Net loss from continuing operations was $(1.2) million, or $(0.06) per share

•                  EBITDA* and Adjusted EBITDA* from continuing operations was $2.8 million and $1.6 million, respectively

•                  Completed strategic sale of Fresh Frozen business

•                  Executed new term loan amendment and obtained qualified opinion waivers with lenders

(All comparisons above are to the first quarter of fiscal 2016)

“We are pleased with the progress we made during the first quarter across key operational and financial areas of our business,” commented Terry McDaniel, Chief Executive Officer of Inventure Foods. “We made two important steps forward with the strong frozen segment gross margin expansion and our snack segment returned to growth driven by the strength of our Boulder Canyon brand and our better-for-you premium private label product offering. As we progress through the year, we are intently focused on the execution of our strategic initiatives across the snack and frozen segments to generate increased sales and profitability. At the same time, our management team and Board of Directors remain committed to maximizing value for our shareholders as we move forward with our ongoing strategic and financial review.”

First Quarter Fiscal 2017

Consolidated net revenues decreased 13.2% to $49.6 million, compared to $57.2 million in the first quarter of the prior year. Frozen segment net revenues decreased 27.4% and snack segment net revenues increased 5.1%, which is discussed further under “Segment Review” below.

Gross profit was $8.5 million compared to $9.3 million in the first quarter of 2016 and as a percentage of net revenues increased 100 basis points to 17.2% compared to 16.2% in the prior year period.  This decrease in gross profit was attributable to a $0.1 million decrease in the frozen segment and a $0.7 million decrease in the snack segment, which is discussed further under “Segment Review” below.

Selling, general and administrative (“SG&A”) expenses were $7.3 million an increase of $0.1 million compared to the prior year period. SG&A expenses as a percentage of net revenues increased to 14.6% compared to 12.5% in the first quarter of 2016. Excluding a $1.2 million gain on settlement of escrow recorded in SG&A in the first quarter of 2017, adjusted SG&A expenses* increased $1.3 million, and as a percentage of net revenues increased to 17.1% compared to 12.5% in the first quarter of 2016. This increase is primarily a result of increased legal fees associated with the Company’s previously announced strategic and financial review and other legal matters, as well as increased accrued bonus and medical expenses.

Interest expense was $2.4 million for the first quarter of 2017, an increase of $0.4 million, compared to $2.0 million in the prior year period as a result of higher interest rates.

Discontinued operations represents the Fresh Frozen Foods business that was sold on March 23, 2017.  Discontinued operations generated a net loss of $12.9 million and $1.1 million for the fiscal quarters ended April 1, 2017 and March 26, 2016, respectively.  The fiscal quarter ended April 1, 2017 includes a loss on the sale of Fresh Frozen of $10.1 million.

The first quarter of 2017 EBITDA from continuing operations* was adjusted to exclude a gain of $1.2 million related to an escrow settlement. Adjusted EBITDA from continuing operations* for the first quarter of 2017 was $1.6 million compared to adjusted EBITDA from continuing operations* of $3.7 million for the first quarter of 2016.

Net loss from continuing operations was $(1.2) million, or a loss of $(0.06) per share, for the first quarter of 2017, compared to net income of $0.1 million, or income of $0.01 per share, for the prior year period. Adjusted net loss from continuing operations* was $(2.6) million, or $(0.13) adjusted diluted loss from continuing operations per share* for the first quarter of 2017, compared to adjusted net income from continuing operations* of $0.1 million, or $0.01 adjusted diluted income from continuing operations per share*, for the first quarter of 2016.

Segment Review

The Company has two reportable segments: frozen and snack. The frozen product segment includes frozen fruits, fruit and vegetable blends, beverages, side dishes and desserts, for sale primarily to grocery stores, club stores and mass merchandisers. The snack segment includes manufactured potato chips, kettle chips, potato crisps, potato skins, pellet snacks, sheeted dough products, popcorn and extruded product for sale primarily to snack food distributors and retailers.

Frozen Segment: Net revenues for the first quarter of 2017 decreased 27.4% to $23.5 million, compared to $32.3 million, in the prior year period, primarily as a result of reduced private label sales distribution and a frozen berry market price decrease as well as a reduction in Jamba at-home smoothie sales.  For the first quarter of 2017, gross profit was $4.7 million compared to $4.8 million and as a percentage of net revenues increased 540 basis points to 20.2% compared to 14.8% in the prior year period. The significant improvement in the frozen products segment gross margin was driven by a reduction in purchases of higher priced frozen berries and lower 2016 harvest fruit prices.

Snack Segment: Net revenues during the first quarter of 2017 increased 5.1% to $26.2 million compared to $24.9 million, in the prior year period, primarily as a result of strong increases in both Boulder Canyon and better-for-you private label sales partially offset by reduced license brand sales. For the first quarter of 2017, gross profit was $3.8 million, compared to $4.5 million in the first quarter of 2016.  Gross profit as a percentage of net revenues was 14.4%, compared to 18.1% in prior year period. This decrease in snack segment gross margin was primarily due to higher trade promotion spending and reductions in inventory standard costs compared to the first quarter of 2016.

Bank Waiver and Amendment

In addition, the Company also announced today that on May 10, 2017, it received a temporary waiver and extension of certain covenants under its term loan agreement until July 17, 2017.

*Please see the tabular reconciliations of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures included at the end of this press release for the definition and information concerning certain items affecting comparability and reconciliations of the non-GAAP terms from continuing operations: Adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings per share to the most comparable GAAP financial measures.

Conference Call

The Company will hold an investor conference call today, Thursday, May 11, 2017, at 11:00 a.m. ET. To participate on the live call listeners in North America may dial (877) 853-7702 and international listeners may dial (408) 940-3848; the conference ID is 12189227. In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at www.inventurefoods.com and will be archived online for one year.

About Inventure Foods

With manufacturing facilities in Arizona, Indiana, Washington, and Oregon, Inventure Foods, Inc. (Nasdaq:SNAK) is a marketer and manufacturer of specialty food brands in better-for-you and indulgent categories under a variety of Company owned and licensed brand names, including Boulder Canyon Foods™, Jamba®, Rader Farms®, TGI Fridays™, Nathan’s Famous®, Vidalia Brands®, Poore Brothers®, Tato Skins®, Willamette Valley Fruit Company™, and Bob’s Texas Style® and Sin In A Tin™. For further information about Inventure Foods, please visit www.inventurefoods.com.

Contact
Katie Turner, ICR (646) 277-1200

Note Regarding Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s ability to achieve revenue and profit growth in the short or long term, its ability to complete a strategic alternative or transaction to increase shareholder value, its ability manage or mitigate operational issues, and its ability to turnaround or improve its consolidated financial performance during 2017.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, ability to execute strategic initiatives, ability to continue as a going concern, general economic conditions, increases in cost or availability of ingredients, packaging, energy and employees, price competition and industry consolidation,  product recalls or safety concerns, disruptions of supply chain or information technology systems, customer acceptance of new products and changes in consumer preferences, food industry and regulatory factors, interest rate risks, dependence upon major customers, dependence upon existing and future license agreements, the possibility that the Company will need additional financing due to future operating losses or in order to implement the Company’s business strategy, acquisition and divestiture-related risks, the volatility of the market price of the Company’s common stock, and such other factors as are described from time to time in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this news release, and the Company assumes no obligation to update such statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	April 1, 2017	March 26, 2016
Net revenues	$49,618	$57,180
Cost of revenues	41,104	47,899
Gross profit	8,514	9,281
Operating expenses:
Selling, general & administrative expenses	7,255	7,155
Operating income	1,259	2,126
Non-operating expense:
Interest expense, net	2,362	2,002
Income (loss) from continuing operations	(1,103)	124
Income tax expense	(103)	(47)
Net income (loss) from continuing operations	(1,206)	77
Discontinued operations, net of taxes	(12,933)	(1,095)
Net loss	$(14,139)	$(1,018)

Income (loss) per common share:

Basic income (loss) from continuing operations	$(0.06)	$0.01
Basic loss from discontinued operations	$(0.66)	$(0.06)
Basic loss per share	$(0.72)	$(0.05)

Diluted income (loss) from continuing operations	$(0.06)	$0.01
Diluted loss from discontinued operations	$(0.66)	$(0.06)
Diluted loss per share	$(0.72)	$(0.05)

Weighted average number of common shares:
Basic	19,675	19,603
Diluted	19,675	19,859

INVENTURE FOODS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 1, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$1,508	$776
Accounts receivable, net allowance	15,901	16,334
Inventories	48,125	72,188
Other current assets	4,116	3,216
Total current assets	69,650	92,514

Property and equipment, net	53,148	65,484
Goodwill	14,985	14,985
Trademarks and other intangibles, net	4,831	7,243
Other assets	1,294	1,254
Total assets	$143,908	$181,480

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$25,896	$29,462
Accrued liabilities	6,752	9,533
Line of credit	27,230	32,761
Current portion of term debt	68,739	82,380
Total current liabilities	128,617	154,136

Deferred income tax liability	3,366	1,376
Other liabilities	2,037	2,279
Total liabilities	134,020	157,791

Shareholders’ equity:
Common stock	201	200
Additional paid-in capital	36,058	35,721
Accumulated deficit	(25,900)	(11,761)
Retained earnings	10,359	24,160

Less: treasury stock	(471)	(471)
Total shareholders’ equity	9,888	23,689
Total liabilities and shareholders’ equity	$143,908	$181,480

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company presents certain non-GAAP measures in this earnings announcement to provide transparency to investors and to assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.  The Company presents EBITDA from continuing operations and adjusted EBITDA from continuing operations because it believes they provide useful information regarding the Company’s ability to meet its future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of the Company’s financial condition.  The Company also presents adjusted net income (loss) from continuing operations, adjusted diluted income (loss) from continuing operations per share, and adjusted SG&A expenses because it believes they provide useful information regarding the Company’s normal operating results and allow for better comparability with current period operating results.  These non-GAAP measures are intended to provide additional information only and have certain inherent limitations as analytical tools and should not be used in isolation or as a substitute for results reported under GAAP.  Further, non-GAAP measures may not be comparable to similarly titled measures used by other companies.  Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided below.

INVENTURE FOODS, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(in thousands)

(unaudited)

EBITDA from continuing operations is defined as net income (loss) from continuing operations with interest expense, income taxes, depreciation and amortization added back. EBITDA from continuing operations for the first fiscal quarter of 2017 was further adjusted to exclude the gain on escrow settlement.  These adjustments were made since they are not related to our core business, to arrive at adjusted EBITDA from continuing operations. The GAAP financial measure that is most directly comparable to EBITDA from continuing operations is net cash provided by operating activities.

	Quarter Ended
	April 1, 2017	March 26, 2016
Reconciliation — EBITDA from continuing operations:
Reported net income (loss) from continuing operations	$(1,206)	$77
Add back: Interest	2,362	2,002
Add back: Income tax expense	103	47
Add back: Depreciation	1,484	1,454
Add back: Amortization of intangible assets	82	82
EBITDA from continuing operations	2,825	3,662
Adjustments:
Less: Gain on escrow settlement	(1,236)	—
ADJUSTED EBITDA from continuing operations	$1,589	$3,662

Adjusted net income (loss) from continuing operations and adjusted diluted income (loss) from continuing operations per share for the first quarter of 2017 exclude the gain on escrow settlement. These adjustments were made in order to make a more meaningful comparison of our 2017 operating performance.  A reconciliation of adjusted net income (loss) from continuing operations to net income (loss) from continuing operations is as follows (in thousands):

	Quarter Ended
	April 1, 2017	March 26, 2016
Reported net income (loss) from continuing operations	$(1,206)	$77
Less: Gain on escrow settlement, net of tax	(1,351)	—
Adjusted net income (loss) from continuing operations	$(2,557)	$77
Adjusted diluted income (loss) from continuing operations per share	$(0.13)	$0.01

Adjusted selling, general and administrative expenses is defined as SG&A expenses less gains from a legal settlement with the previous owners of Fresh Frozen Foods over purchase price holdback funds held in escrow.  A reconciliation of adjusted SG&A expenses, which exclude the gain on escrow settlement, to SG&A expenses is as follows (in thousands):

	Quarter Ended
	April 1, 2017	March 26, 2016
Adjusted selling, general and administrative expenses	$8,491	$7,155
Gain on escrow settlement	1,236	—
Selling, general and administrative expenses	$7,255	$7,155